SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 18, 1998
                                                   (December 17, 1998)


                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   0-19656                  36-3939651
(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)


               1505 Farm Credit Drive, Suite 100, McLean, VA 22102 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (703) 394-3000




          (Former name or former address, if changed since last report)

Item 5.     Other Events.

Preferred Stock Offering. Nextel Communications, Inc. ("Nextel" or the "Company") announced that it has agreed to sell 591,308 shares of Zero Coupon Convertible Preferred Stock due 2013 (the "Preferred Stock") with an initial liquidation preference of $253.675 per share, generating approximately $145 million in net proceeds. The sale, which is subject to customary closing conditions, is expected to be consummated on December 23, 1998. The Company has also granted an option for 147,827 shares of Preferred Stock to the initial purchasers to cover over-allotments. No dividends will be payable with respect to the Preferred Stock. However, the liquidation preference on the Preferred Stock will accrete from the issuance date at an annual rate of 9.25% compounded quarterly. The Preferred Stock is convertible at the option of the holders, prior to redemption or maturity, into the Company's common stock at an initial conversion rate of 9.7441 shares per share of Preferred Stock (subject to adjustment upon the occurrence of certain events). The Preferred Stock is redeemable at the option of the Company commencing December 23, 2005 and may be tendered by the holders for acquisition by the Company on December 23, 2005 and December 23, 2008. The Company may elect, subject to the satisfaction of certain requirements, to pay any redemption or tender price with common stock. Nextel intends to use the net proceeds from such offering to fund capital expenditures, investments, working capital needs and other general corporate purposes.

The proposed offering is being effected as a private placement under the Securities Act of 1933, as amended, (the "Securities Act"). The Preferred Stock offering and the Company's common stock issuable upon conversion thereof, have not been registered under the Securities Act and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. In addition to any applicable restrictions, the Preferred Stock may not be held by non-U.S. persons after the later of January 1, 2001 and the date 90 days after the Company gives notice that it may have earnings and profits for U.S. tax purposes. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Preferred Stock or underlying shares of the Company's common stock issuable upon conversion of such Preferred Stock.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Business Acquired.
                  None

            (b)   Pro Forma Financial Information.
                  None

            (c)   Exhibits.
                  None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEXTEL COMMUNICATIONS, INC.


Date: December 18, 1998                By: /s/ Thomas J. Sidman
                                         Thomas J. Sidman
                                         Vice President and General Counsel